Exhibit 10.4

Labor Contract

Party A:	Beijing Sixiang Shiguang Technology Co., Ltd.

Party B:	Lu Pei

Labor Contract

Party A: Beijing Sixiang Shiguang Technology Co., Ltd.

Legal representative: Wang Hao

Registered Address: Room 1803, Ideal Building, 111 Zhichun Road,

Party B: Lu Pei

Resident ID or other ID: [NUMBER]

Address: No. 18 Jianguo Road, Chaoyang District, Beijing

Common Contact Method: [NUMBER]

In accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and the relevant labor laws, regulations, policies and rules and regulations of Beijing Municipal Government, both Party A and Party B have voluntarily signed this labor contract (hereinafter referred to as “Contract” or “Labor Contract”) by consensus and abide by it together.

Chapter 1 Premises

Article 1	Party B guarantees that there is no labor relationship with other units or organizations and that the information provided by Party B (including but not limited to education, work experience, professional qualifications, etc.) is true. The above guarantee is a necessary condition for the entry into force of this contract.

Chapter 2 The Term of Labor Contract

Article 2	The type of this contract is a fixed-term contract. Party A in the expiration of the contract three months to party B to carry out an assessment, Party A believes that meet the conditions of employment can be forwarded, Party A believes that the option to continue to be examined, but the maximum probationary period of not more than six months.

The term of this contract is three years and one month, effective from January 10, 2012, and terminated on February 9, 2015.

Chapter 3 Work content and location

Article 3	Party B’s job is [the Vice President]

Article 4	During the term of the contract, Party A shall have the right to adjust the work content and post of Party B according to the business needs and the performance and working ability of Party B, and Party B is willing to comply with Party A’s management and post adjustment, complete the prescribed workload on time and meet the prescribed quality standards.

Article 5	Party B’s main place of work is the city of [Beijing]. According to the nature of the job work or the needs of Party A, Party B shall obey Party A’s travel arrangements or short-term assignment. Any change in Party B’s main duty station shall be agreed upon by both parties.

Chapter 4 Working Hours and Rest and Vacations

Article 6	Party B agrees to implement the corresponding working hours system for the posts stipulated by Party A and to abide by the corresponding attendance system.

Article 7	Party A shall guarantee the right of Party B to rest and take time leave in accordance with the provisions of relevant national laws and regulations. If Party A arranges overtime for Party B and arranges for Party B to change leave in accordance with the law, and cannot change rest, Party A shall provide Party B’s overtime wage severance in accordance with the law.

Article 8	Party A shall, in accordance with the provisions of the State, organize Party B to carry out health examinations on a regular basis.

Article 9	Party B shall enjoy paid leave in accordance with the provisions of the State and the regulations of Party A.

Chapter 5 Labor remuneration

Article 10	Party B’s monthly wage shall be carried out in accordance with the standard of management of Party A’s salary grading, and the minimum wage stipulated by the Beijing Municipal Government shall not be lower in the case of The Normal Work provided by Party B, and the wage shall be paid by the three parts of the basic salary, performance allowance and post allowance.

Article 11	During the period of this contract, Party A shall have the right to adjust Party B’s labor remuneration above the minimum wage limit prescribed by the government of the contracting place, and Party B shall agree to submit to Party A’s adjustment in accordance with the production and operation status, party B’s performance, changes in the position, etc.

Article 12	Party B shall be obliged to pay personal income tax in accordance with the provisions of the State, and Party A shall withhold The personal income tax of Party B directly from Party B’s monthly salary in accordance with the provisions of the State.

Article 13	Party A shall implement a system of confidentiality of salary, and Party B shall not disclose its salary and salary to a third party (including other employees).

Chapter 6 Social Security and Welfare

Article 14	Both Parties are obliged to pay social insurance fees in accordance with the provisions of the State, and Party A shall handle the relevant social insurance formalities for Party B.

Article 15	Article B party shall transfer the personal social insurance relationship to Party A within 1 month from the date of signing this contract, otherwise:(1) the liability for late payment of insurance arising therefrom shall not be borne or repaid. (2) Party A reserves the right to terminate the labor relationship at any time .

Article 16	If Party B becomes ill or injured by work, its sick pay, sickness relief expenses and medical treatment shall be implemented in accordance with the relevant provisions of the State and the medical system and attendance system of Party A.

Article 17	Party B’s wages and medical treatment for occupational diseases or injuries sustained by work shall be carried out in accordance with the relevant provisions of the State.

Article 18	Party A shall provide welfare treatment to Party B in accordance with the relevant provisions of the State and the relevant provisions of Party A.

Chapter 7 Labor Protection and Labor Conditions

Article 19	Party A shall provide Party B with the necessary working conditions and labor tools, establish, and improve the production process, and formulate operating procedures, norms and labor safety and health systems and their standards.

Article 20	Party A shall, in accordance with the provisions of the State, organize Party B to carry out health examinations on a regular basis.

Chapter 8 Labor Discipline

Article 21	Party B shall strictly abide by and strictly implement the labor disciplines and rules and regulations formulated by Party A according to law, strictly abide by the requirements of labor safety and health system, production process, operation process and work specifications, love the property of Party A, and actively participate in training organized by Party A Efforts to improve vocational and technical skills to complete the job.

Article 22	Party B shall, during its normal working hours, devote all its time, energy, technology and skills to the performance of its obligations under this contract and effectively perform its duties and make the best efforts to ensure the successful completion of the tasks assigned by Party A. Party B undertakes not to engage in other part-time activities and work during the period of this contract and strictly fulfills its obligation to limit the competitiveness of the profession.

Article 23	Party B shall not engage in any activity that violates the laws of China, the provisions of Party A or may harm the interests of Party A. Party B shall abide by professional ethics and shall not use its work or position in Party A to directly or indirectly seek personal gain for himself.

Article 24	Party B shall keep the trade secrets of Party A (including the trade secrets of Party A-affiliated enterprises, customers and business partners known at work) and specify compliance with the Agreement on The Non-disclosure of Intellectual Property Rights and Their Non-disclosure signed by both parties. The Intellectual Property and Non-Disclosure Agreement is Annex A of this Contract and forms an integral part of this contract.

Article 25	If Party B violates Party A’s labor discipline and rules and regulations, A may, in accordance with labor discipline and rules and regulations, impose disciplinary or economic penalties until the contract is terminated. Party A shall have the right to manage and reward and punish Party B in accordance with the provisions of national laws, regulations and the rules and regulations established by Party A.

Chapter 9 Alteration and Cancellation of Labor Contracts

Article 26	In any of the following cases, both parties shall change the contract and promptly go through the procedures for changing the contract:

(1)	The parties A and B have changed this contract by consensus;

(2)	If the objective circumstances on which the contract is concluded have changed significantly, which makes the contract unperformable, and the contract is changed by mutual agreement;

(3)	If the laws and regulations on which this contract is concluded have changed.

Article 27	If one party requests to change this contract in accordance with paragraph (2) of the preceding article, it shall notify the other party in writing of the change request, and the other party shall reply in writing within 15 days (including 15 days) to the party requesting the change of the contract, and if it does not reply within 15 15 days, it shall be deemed to be inconsonable to change the contract.

Article 28	Within the term of the contract, the contract may be terminated in advance by the agreement of both parties a.

Article 29	Party B may terminate this contract at any time if it has one of the following circumstances:

(1)	During the probationary period, Party B is found to be in eligible for employment;

(2)	Party B violates the guarantees agreed in chapter I of this contract;

(3)	Party B’s serious dereliction of duty and fraud for personal gain, which causes serious damage to Party A;

(4)	During the period of this contract, Party B establishes a labor contract relationship or part-time work with other units, which has a serious impact on the completion of Party A’s work tasks, or if Party A fails to correct it within three working days after it is proposed;

(5)	Party B seriously violates Party A’s labor discipline or Party A rules and regulations, including but not limited to:

(a)	a major adverse effect on Party A’s goodwill, directly or indirectly, due to Party B’s conduct;

(b)	Refusal to carry out party A’s arrangement of work or to comply with Party A’s management or post adjustment without justifiable reasons;

(c)	in violation of the confidentiality of Party A’s salary;

(d)	the use of work for personal gain and the collection of any form of kickbacks, commissions, red envelopes, or the appropriation of the property of the company;

(e)	breach of the duty of restriction on on-the-job competition;

(f)	the disclosure of party A’s trade secrets or the infringement of Party A’s intellectual property rights;

(g)	Other acts in which labor contracts may be terminated at any time in accordance with Party A’s rules and regulations .

(6)	Party B shall be investigated for criminal responsibility or re-education through labour in accordance with the law.

Article 30	Party B may, in any of the following circumstances, notify Party B in writing 30 days in advance to terminate this contract or to pay Party B one month’s salary immediately after the termination of this contract:

(1)	Party B is ill or injured by non-work, and after the expiration of medical treatment, he cannot engage in the original work or to perform work arranged separately by Party A;

(2)	Party B is not competent for the job, after training or adjustment of the job, still not competent for the job;

(3)	If the objective circumstances on which this contract is based at the time of the conclusion of this contract have changed significantly, resulting in the non-performance of this contract, it may not be possible to reach agreement on the modification of the contract within the period agreed upon in this contract.

Article 31	When Party A meets the statutory conditions for the reduction of personnel, it may terminate this contract through statutory procedures.

Article 32	Party B has one of the following circumstances, and Party A shall not terminate this contract in advance in accordance with the provisions of Article 30 and Article 31 of this contract.

(1)	The workers engaged in occupational hazards engaged in occupational disease hazards have not been examined for occupational health before leaving their posts, or the patients suspected of occupational diseases have not undergone occupational health examinations before leaving their posts, or during the period of diagnosis or medical observation of patients with occupational diseases;

(2)	suffering from occupational diseases or being injured by work during the period of the contract and having been confirmed to have lost or partially incapacitated the ability to work;

(3)	Sickness or injury or injury due to work, within the prescribed medical period;

(4)	Female workers during pregnancy, childbirth and lactation;

(5)	having worked continuously in Party A for fifteen years and less than five years from the statutory retirement age;

(6)	Other circumstances as prescribed by laws and administrative regulations.

Article 33	In one of the following circumstances, Party B may at any time notify Party A of the termination of this contract:

(1)	Party A fails to provide labor protection or labor conditions in accordance with the provisions of the labor contract;

(2)	Party A fails to pay Party B’s labor compensation in full and on time;

(3)	Party A has not paid social insurance premiums for Party B in accordance with the law, except due to Party B’s fault;

(4)	Party A’s rules and regulations violate the provisions of laws and regulations and harm the legitimate rights and interests of Party B;

(5)	Party A, by means of fraud, coercion or taking advantage of the danger of persons, so that Party B, in violation of the true meaning of the conclusion or modification of the labor contract;

(6)	Other circumstances under which laws and administrative regulations provide that workers may terminate the labor contract immediately.

Article 34	Party B may terminate this contract after giving written notice to Party A 30 days in advance. Party B may terminate this contract after three days’ written notice of Party A during the probationary period of this contract. In order to ensure that the above-mentioned notice period of separation really plays the role of transition, handover, if Party B in the notice period of separation proposed to take annual leave with pay, Party B agreed that Party A can make the following choices:

(1)	The notice period of separation during the leave period shall be calculated, and the notice period of separation shall continue to be calculated pending the end of the leave;

(2)	Party B shall not be authorized to take annual leave within the notice of separation, but the salary of the non-annual leave shall be paid to Party B at the time of separation.

Article 35	This contract shall be terminated in any of the following circumstances:

(1)	The labor contract expires;

(2)	Party B begins to enjoy basic old-age insurance treatment in accordance with the law;

(3)	Party B shall die, or shall be declared dead or disappeared by the people’s court;

(4)	Party A is declared bankrupt according to law;

(5)	If Party A has its business license revoked, ordered to close it, revoked it or the employer decides to dissolve it in advance;

(6)	Other circumstances as prescribed by laws and administrative regulations.

Article 36	Regardless of the reasons for canceling or terminating this contract, Party B shall do the work and handover of property before resignation in accordance with the provisions of Party A. If Party B fails to handle the work and property handover procedures as required by Party A, or has caused economic losses to Party A that have not yet been processed or are under investigation due to other issues, Party A has the right to refuse to go through the separation procedures. If Party B leaves the company without authorization in violation of the above agreement, Party A will hold Party B accountable for compensation, including directly deducting relevant payments from Party B’s salary. If Party A finds that Party B still has unhanded work or property after Party B leaves, Party B is still obliged to complete the handover in a timely and proper manner, otherwise Party A will hold Party B accountable for compensation

Article 37	After the termination of this contract, the terms of the settlement of labor disputes, intellectual property rights and non-disclosure agreements, other provisions expressly agreed to remain in force, and the provisions that should continue to be enforced according to their nature and content shall continue to be in force.

Article 38	Party B shall submit a written notice of separation on paper (the format is uniformly produced by the human resources department of Party A) and submit the Application for Separation to Party A on the date of Party B’s application for separation, and submit the invalidity of the separation by e-mail or fax.

Chapter 10 Restrictions on competition during employment

Article 39	Party B shall have the obligation to restrict the competitive bidding in the period of service to Party A, and during the period of this contract:

(1)	Party B shall not be self-employed with Party A of the same kind of products, services or competitive business;

(2)	Party B shall not accept the employment of Party A competitors who produce and engage in similar products, engage in similar services and business;

(3)	Party B shall not provide (whether direct or indirect, paid or unpaid) to Party A’s competitors.

(4)	Party B shall not induce, persuade or induce Party A’s employees to leave their posts or change jobs.

Article 40	The areas restricted by the on-the-job competition are the countries and regions in which China and Party A provide products or services worldwide.

Chapter 11 Restrictions on competition during separation

Article 41	“Non-competition Agreement” shall be found in Annex B to this contract, the Agreement on limitation of the separation of the competition. If the two parties do not sign, then Party B shall not be obliged to leave the competition.

Article 42	In the event of the following circumstances, Party A shall pay financial compensation to Party B according to the following criteria:

(1)	If Party A deducts Party B’s wages for no reason or is paid more than 6 working days (excluding) the prescribed payday, in addition to paying the deduction or the salary payment owed to Party B in full within the prescribed time, it shall also pay the economic compensation equivalent to the deduction or the arrears of 25 percent;

(2)	If Party A pays Party B’s wages lower than the minimum wage standard stipulated by the local government, it shall pay an additional economic compensation equivalent to 25 percent of the lower than the standard portion at the same time as the supplementary portion.

Article 43	If the contract is terminated because of the statutory requirement to pay economic compensation, Party A shall pay Party B economic compensation in accordance with the relevant provisions of the State:

Article 44	If the two parties agree on a service period due to Party A’s capital-funded training, Party B violates the service period agreement, And Party B shall pay Party A’s breach of contract in accordance with the agreement between the two parties.

Article 45	If Party B is a fresh graduate and signed the “*** Accepting Fresh Graduate Agreement” with Party A, and Party B terminates this contract in advance, Party B shall compensate Party A for the fees paid for its recruitment.

Article 46	If Party B causes losses to Party A for violating its obligation of confidentiality, infringing party A’s intellectual property rights or violating Party A’s rules and regulations, Party B shall compensate Party A for all the losses.

Article 47	If Party A terminates this contract in accordance with Article 29 of this contract, it shall not pay any compensation or compensation to Party B.

Article 48	If the contract is terminated as a result of Party B’s illegal or non-compliance, Party A shall have the right to demand that Party B return the income and compensate for the loss.

Chapter 13 Settlement of labor dispute

Article 49	In the event of a labor dispute arising out of the performance of this contract, the parties may apply to the labor dispute mediation committee of the unit for mediation; if mediation fails, the parties concerned shall, within 60 days from the date of the labor dispute, apply to the labor dispute arbitration committee of the seat of Party A. A party may also apply directly to the Labor Dispute Arbitration Commission for arbitration. In case the arbitration award cannot be accepted, it’s allowed to file a lawsuit to the People’s Court.

Chapter 14 Miscellaneous

Article 50	The rules and regulations of Party A in this Agreement refer to the system issued in the name of Party A, and the system of covering Party A according to its content and scope of application issued on behalf of Party A’s affiliated institutions.

Article 51	Affiliates in this agreement refer to any company that is directly or indirectly controlled by a party, under common control with that party, or controls that party; the term “controlling” means having an election or appointing a majority of directors on the board or directing the company’s management that power;

Article 52	During the current contract period, when Party A needs to adjust party B to Party A’s related institutions due to business adjustments, Party B agrees to accept Party A’s adjustment and promptly handle sits not limited to the contract re-signing procedures;

Article 53	During the contract period, Party B transferred work between Party A and its affiliates (hereinafter referred to as “employers”). If there is no objection to the transfer and transfer of the employer, Party B agrees to transfer this contract and both parties. The corresponding rights and obligations of the original employer under other relevant agreements such as service agreements signed during the existence of the labor relationship are transferred to the new employer, and the other terms are the same as this contract; transfer and transfer between the employer and Party B may be Only change the labor contract, the two parties can no longer change other related agreements such as service agreements or change the main body and content of the agreement.

Article 54	If Party B enters Party A as a fresh graduate, the “*** Accepting Fresh Graduate Agreement” signed by Party B and Party A or the trustee of Party A or their affiliates is also an annex to this contract. If the service period stipulated in the *** Acceptance of Fresh Graduates Agreement is inconsistent with the labor contract period signed by Party A and Party B, whichever is longer, the longer period shall be deemed as the period of the labor contract of both parties.

Article 55	Party B is obliged to keep abreast of Party A’s current or future revised and formulated rules and regulations through but not limited to Party A’s office network and the “Employee Handbook”. These rules and regulations (including the “Employee Handbook”) are all annexes to this contract Has the same effect as this contract. If the foregoing rules and regulations are inconsistent with the contract, the two parties agree that the rules and regulations shall prevail.

Article 56	Party B shall use the work to obtain all kinds of personal interests and belong to Party A;

Article 57	The annex to this contract includes: Annex A “Intellectual Property and Confidentiality Agreement” Other special agreements, supplementary agreements, attachments, etc. signed by both parties.

Article 58	If the contract fails to be done or is contrary to the relevant provisions of the state or local government in the future, it shall be implemented in accordance with the relevant provisions of the State and the effective system in force of Party A.

Article 59	This contract is two copies in one form, and each of the two parties to A and B shall each have the same legal effect.

Party A (Seal)	Party B:	/s/ Pei Lu

Legal Representative:

Or Entrusted Agent (Seal):	Date of Signing: January 10, 2012

Intellectual Property and Confidentiality Agreement

Party A: Beijing Sixiang Shiguang Technology Co., Ltd. Legal Representative: Wang Hao Registered Address: Room 1803, Ideal Building, 111 Zhichun Road	Party B: Lu Pei Resident ID or other ID: [NUMBER] Address: No. 18 Jianguo Road, Chaoyang District, Beijing Common Contact Method: [NUMBER]

Whereas:

(1) During the work period, Party B may form intellectual achievements in research, development, and creation in the job;

(2) Party B may have access to business secrets related to technology, market, finance, human resources, state of operation, etc. that belong to Party A or Party A undertakes confidentiality obligations due to work needs;

Party A and Party B agree to sign the following Intellectual Property and Confidentiality Agreement (“The Agreement”) at Party A’s residence. The Agreement is an annex to the Labor Contract of both parties and forms an integral part of the Labor Contract.

Article 1 Definition

1.1 Job development achievements

Job development achievements refer to all research, development and creative achievements completed by Party B to perform its duties, complete Party A’s work tasks or use Party A’s working conditions and resources while working for Party A, or staged research, development and creative achievements that have been started but not yet completed, including but not limited to:

(1) Any technology, scheme, method, design, process flow, material formula, experience formula, and experimental data related to products and production;

(2) Computer software, computer program and its algorithm and design;

(3) Engineering drawings, flow charts and other drawings;

(4) Trademark design and logo design;

(5) Layout design;

(6) All the above-mentioned research, development and creations although not within the scope of Party B’s duties but within the scope of Party A’s business, and improvements to Party A’s existing research and development creations;

(7) Other achievements that may form intellectual property rights or have formed intellectual property rights.

1.2 Business secrets

Business secrets refer to all information with commercial value and not known to the public of Party A assuming confidentiality obligations to third parties, including but not limited to:

(1) About the planning, design, definition and scheme of the products and services currently in existence or being developed or conceived by Party A; Information, data and drawings on tooling, manufacturing methods, technological processes, material formulations, empirical formulas, experimental data, computer software and its algorithms and designs; and models, samples, source programs, target programs, etc.;

(2) Information and data of the service projects currently in existence or being developed or conceived by Party A ;

(3) The quality management methods, pricing methods, and sales methods currently in existence or being developed or conceived by Party A;

(4) Business activity information such as business plans, product development plans, recruitment plans, internal business procedures, and lists of suppliers and customers of Party A;

(5) The operation objectives and data, turnover, gross profit, profit, actual cost of materials and finished products and standard cost and other financial information of Party A;

(6) Bidding documents of Party A;

(7) Any contract, treaty, memorandum and agreement established between Party A and others;

(8) The salary system and employee salary level of Party A;

(9) The information that Party A have confidentiality obligations to third parties according to laws and agreements;

(10) Other information that Party A and its related companies mark “confidential” or the business secrets which shall be kept according to the confidentiality system of Party A.

Article 2 Attribution of right of the rights of job development achievements

2.1 Party B agrees that all job development achievements completed by itself shall be reported to Party A immediately.

2.2 Party B understands and agrees that the intellectual property rights and related rights of any job development achievements shall belong to Party A, including but not limited to:

(1) The right to apply for patents and registered trademarks at home and abroad;

(2) Patent rights;

(3) Copyrights of computer software, trademark designs, logo designs and process designs, drawings, documents and other works;

(4) Right to protect business secrets;

(5) About the exclusive right of commodity names and trademarks;

(6) Layout design rights;

(7) Other intellectual property rights and related rights arising from job development;

(8) The right to sign on job development achievements.

2.3 Party B agrees to take all the actions, including application, enrolment and registration, necessary for Party A to obtain and maintain the intellectual property rights of the job development achievements according to Party A’s requirements; and agree to provide the necessary documents and take necessary measures in accordance with the requirements of Party A to ensure that the intellectual property rights of Party B’s above-mentioned job development achievements belong to Party A.

2.4 Party B agrees not to disclose any information about the above-mentioned job development achievements to any third party without Party A’s prior written consent.

2.5 Both Party A and Party B agree that for the research and development achievements that Party B does not use Party A’s equipment, resources or business secrets while working for Party A and fully utilizes his spare time, the intellectual property rights and related rights shall belong to Party B. However, except for the following cases:

(1) The research and development achievements are closely related to the business of Party A;

(2) The research and development achievements are formed on the basis of intellectual property rights owned by Party A (including but not limited to patented or non-patented technologies);

(3) Party B preempts the research and development achievements of Party A.

Article 3 Description of original intellectual property rights and related obligations

3.1 While signing the Agreement, Party B shall explain the following situations to Party A in writing:

(1) Various intellectual property rights such as patent technology, copyright, layout design and business secrets that Party B has previously owned;

(2) Confidentiality obligations that Party B shall bear to third parties in accordance with the law or agreement. Party B is obliged to define this content clearly so as to avoid conflicts between the work in Party A and this obligation;

(3) If Party B has promised to any third party that it is not allowed to engage in certain activities within a certain period of time or a certain field of work before being employed by Party A, or has the non-competition obligation, Party B shall make a full explanation to Party A in this regard.

This written statement is listed as an annex to the Agreement.

3.2 Party B shall bear all commercial or legal liabilities arising from Party B’s failure to explain the above-mentioned conditions in writing, and Party B shall also compensate all losses caused to Party A.

Article 4 Keep business secrets

Party B agrees that without Party A’s written consent, it will never publicly publish or disclose any business secrets to others, never use any business secrets for other purposes, and never copy or transfer any information containing business secrets during the period of accepting Party A’s employment and after the termination of the employment period, regardless of whether the business secret information is developed by Party B himself, unless in order to perform his duties in Party A or at the request of Party A or to implement the provisions of national laws.

Article 5 Obligations upon employment termination

When the employment period is terminated for whatever reason, Party B agrees to immediately hand over to Party A all documents, records, notes, outlines, data, source programs, target programs, models, samples and any other materials that Party A has mastered or that contain Party A’s confidential information, and complete the relevant formalities.

Article 6 Promise for non-existence of conflict agreements

Party B declares and warrants that accepting Party A’s employment and signing of the Agreement does not violate any other contracts or agreements that it has signed.

Article 7 Miscellaneous

7.1 Party B promises not to directly or indirectly instigate or attempt to influence other employees of Party A to leave office or to serve Party B or any other individual or entity.

7.2 Party B promises not to induce or persuade Party A’s customers to leave Party A or interfere in the affairs of Party A’s customers in any way.

7.3 If there is a dispute between the two parties due to the Agreement, they agree to be under the jurisdiction of the Chaoyang District People’s Court of Beijing.

7.4The Agreement shall come into effect after it is signed or sealed by both parties.

7.5 The Agreement is made in duplicate. Party A and Party B shall hold one copy respectively and they have the same legal effect.

Party A (Seal):	Party B:	/s/ Pei Lu

Legal Representative:

Or Entrusted Agent (Seal):	Date of Signing: January 10, 2012

Labor Contract Renewal

The type of the Labor Contract Renewal at this time is Non-fixed Term Labor Contract. Both Party A and Party B agree to renew the labor contract through friendly negotiations. The effective date of the renewal contract is February 10, 2015, and the expiry date of the renewal contract is /                            .

Party A (Seal)	Party B:	/s/ Pei Lu

Legal Representative:

Or Entrusted Agent (Seal):	Date: February 10, 2015

Non-competition Agreement

Party A: Sixiang Shiguang Technology Co., Ltd. Legal Representative: Shi Lang Registered Address: No. 101-06, Building 7, South District, No. 9 South Hunan Road, Kunming, Haidian District, Beijing	Party B: Lu Pei Resident ID or other ID: [NUMBER] Address: No. 18 Jianguo Road, Chaoyang District, Beijing Common Contact Method: [NUMBER] Guarantor and Telephone:Yin Limin [NUMBER]

Whereas:

Party B acknowledges that since Party B is employed by Party A (including but not limited to receiving training that Party A may provide to it from time to time), it may have full access to Party A’s confidential information and be familiar with Party A’s operations, business and prospects and have extensive contacts with Party A’s customers, suppliers and others who have business relationships with Party A; Party B is willing to keep the confidential information confidential in accordance with the terms and conditions specified in the Agreement and does not compete with Party A and its affiliated enterprises. Therefore, after equal consultation, the two parties have reached an agreement as follows:

Article 1 Definition

1.1 “Competitive business”: Refers to the businesses that Party A or its affiliated enterprises are engaged in or plan to engage in, and other businesses that are the same, similar, or competing with those performed by Party A or its affiliated enterprises.

1.2 “Competitors” or “units having a competitive relationship with Party A”: Refers to any individual, enterprise or other entity engaged in competitive business other than Party A or its affiliated enterprises (including newly established, combined, merged and acquired, invested, and renamed enterprises by Party A or its affiliated enterprises). To avoid differences in understanding, Party A’s competitors include at least the following enterprises (but not limited to): (Described in the name of the company in 2015), 6rooms Technic (abbreviation: 6rooms), Hangzhou Miluo (abbreviation: KK Singing) , HOYY (abbreviation: YY Entertainment), ShangHai QuanTuDou(abbreviation:LaiFeng), ZhengZhou KuangGu(abbreviation:HaoMeiMei), Beijing Zhonglian Imagination (abbreviation: MemeLiveBroadcast),HangZhouTaiKu(abbreviation:AiYueXiuChang),ZhiHuiYou(abbreviation:17173LiveBroadcast),XinLangnet(abbreviation:XinLangXiuChang),WangYi(abbreviation:bobo),ShangHai LeHe (abbreviation:Ku6AiXiu), BeiJing KuWo(abbreviation:KuWoXiuChang) ,etc.

1.3 “Region”: Refers to the geographical scope in which Party A or its affiliated enterprises are engaged in or plan to engage in their respective businesses. This region includes but is not limited to countries and regions in China and around the world where Party A provides products or services.

1.4 “Term”: Refers to the period of Party B’s employment with Party A-- 24 months after the period of employment and the period of the termination of the period--the period of non-competition.

1.5 “Affiliated enterprises”: Refers to any other legal person that controls Party A, or is controlled by Party A, or is under common control with Party A.

Article 2 Obligations of Party B

2.1 Within the term and regions, do not directly or indirectly in the name of an individual or in the name of an owner, licensor, licensee, itself, agent, Party B, independent contractor, lessor, lessee, owner, partner, shareholder or director or manager of Party A or in any other name:

(1) Invest or engage in competitive business other than Party A’s business, or establish an enterprise or other entity engaged in competitive business;

(2) Provide any services or disclose any confidential information of Party A to competitors;

(3) Accept the employment of Party A’s customers and serve and work for Party A’s customers in the role of internal employees, as long as such services or work are of the same type as the products or services provided to customers by Party A;

(4) Party B shall not accept the employment of competitors of Party A that produce similar products and is engage in similar services and business with Party A, or indirectly work for competitors by accepting employment from competitors’ subcontractors, suppliers or labor dispatching units;

(5) Party B shall not provide (whether direct or indirect, paid or unpaid) consultation and assistance to Party A’s competitors.

2.2 Do not directly or indirectly persuade, induce, encourage or otherwise encourage Party A or its affiliated enterprises within the time limit:

(1) Any manager or employee terminates such manager or the employment relationship with Party A or its affiliated enterprises;

(2) Terminate any customer, supplier, licensee, licensor or other person or entity having actual or potential business relationship with Party A or its affiliated enterprises (including any potential customer, supplier or licensee, etc.), or change the business relationship with Party A or its affiliated enterprises in other ways.

Do not directly or indirectly abet, induce, attempt to hire or hire any current employee of Party A within the time limit (including personnel hired by Party A within six months before and after the date of termination of employment relationship between Party A and Party B), and shall not assist any other person or entity in similar employment.

2.3 Party B promises that it has not signed and will not sign any written or oral agreement that conflicts with the terms of the Agreement.

2.4 Regardless of the reasons for leaving from Party A, no unit with a competitive relationship with Party A will be employed within 2 years after leaving.

2.5 Party B shall not, within 2 years after demission from Party A for any reason, establish any competitive company with Party A or engage in the production of products related to Party A’s business secrets.

2.6 When Party B leaves office, it should go through the formalities for leaving office in accordance with the provisions of Party A, and provide the employment certificates (stamped with official seal) issued by the new employment unit to Party A before the 5th of the month following the month after leaving office (Employment certificates shall be accompanied by the proof of housing provident fund, payment of social insurance and proof of payment of personal income tax issued by local tax) (hereinafter collectively referred to as “employment certificates”). The employment certificates shall contain the following information: Time to establish labor relationship, duration of the labor contract, position; the issuing unit has known the situation of Party B’s non-competition obligations and the purpose of issuing the certificates; if a false certificate is issued, the issuing unit shall promise to jointly bear the civil legal liability under the non-competition contract with Party B; the issuing unit’s effective contact address, telephone, fax and other communication information. Party A has the right to inform Party B’s new employer, service unit or other units of Party B’s confidentiality obligations and non-competition obligations. If the employment certificates provided by Party B are incomplete, they shall be corrected. Before Party B corrects the employment certificates, it shall be deemed that no employment certificates have been provided.

2.7 Party B shall bear the relevant income tax on the non-competition compensation as stipulated in the Agreement, and Party A shall have the right to withhold and pay in accordance with national regulations.

Article 3 Obligations of Party A

3.1 During the period of demission non-competition agreed in the Agreement, Party A shall pay Party B economic compensation for demission non-competition on a monthly basis, and the standard is: 30% of the average monthly salary of Party B in the previous year (if the amount is lower than the minimum economic compensation standard for non-competition stipulated by Beijing local regulations at the time of demission, it shall be implemented in accordance with the provisions of Beijing Municipality); The monthly compensation shall be calculated according to the natural month, and Party A shall pay Party B the compensation for the last natural month on the unified payday after the end of each natural month. If the first natural month or the last natural month of the period of non-competition that Party B begins to fulfill its non-competition obligations is not a full month, the compensation will be paid according to the actual number of days in the month.

3.2 Party B shall designate in writing the bank account number of which it will receive the economic compensation for demission non-competition at the time of demission. If Party B does not specify in writing, Party A may transfer directly to the salary account of Party B upon leaving office, or directly transfer to the third party institution (the escrow costs incurred shall be borne by Party B). The date of receipt or the date of escrow shall be deemed as the date when Party B receives the economic compensation. If the bank account of Party B changes, it shall notify Party A in writing fifteen days in advance. If the economic compensation for demission non-competition is delayed due to Party B or the bank, it shall not be regarded as delayed payment by Party A, and Party B shall not terminate the demission non-competition obligations on this ground. (The term “writing” in this article refers to the paper form and autograph, excluding fax and email)

Article 4 Termination of Party B’s obligations

4.1 Party B’s demission non-competition obligations shall be terminated only because of the following reasons:

(1) If Party A fails to pay the economic compensation for demission non-competition of any one month or makes it clear that it will no longer pay the economic compensation for demission non-competition, Party B’s demission non-competition obligations will be naturally terminated from the date of occurrence of the foregoing, but Party A shall not bear any liability for breach of contract; or

(2) The period of demission non-competition as agreed in the Agreement expires; or

(3) The Agreement is terminated with consensus through negotiation by both parties;

Article 5 Liability for breach of contract of Party B

5.1 If Party B violates the provisions of Article 2 of the Agreement, Party B shall:

(1) Return all the economic compensation for demission non-competition that Party A has paid;

(2) Pay Party A the liquidated damages, the standard of liquidated damages is the economic compensation for the 24-month demission non-competition in accordance with the standards stipulated in the Agreement;

(3) Resign from the unit that has a competitive relationship with Party A;

(4) Party B shall compensate for other economic losses caused to Party A.

5.2 If Party B violates the provisions of Article 2 or violates the non-competition after leaving office, in addition to Party A’s right to stop paying compensation for demission non-competition to Party B, Party B shall still abide by the non-competition regulations stipulated in the Agreement.

5.3 If Party B’s breach of contract violates Party A’s business secret rights, Party A shall have the right to require Party B to bear tort liability in accordance with the provisions of relevant laws and regulations in addition to requiring Party B to bear the liability for breach of contract in accordance with this contract.

5.4 If Party B’s breach of contract violates Party A’s business secrets or other breaches of contract cause losses to Party A, Party B shall also compensate Party A for the actual economic losses suffered. The reasonable expenses paid by Party A for investigating Party B’s breach of contract shall be included in the compensation for damages.

5.5 Party B acknowledges that its breach of the Agreement will cause irreparable damages to Party A and / or its affiliated enterprises, and that the monetary compensation obtained through any litigation is not sufficient to fully compensate for such damages. Party B agrees that Party A and / or its affiliated enterprises shall have the right to prevent violations of the Agreement through temporary restraining orders, prohibition orders, actual performance of the terms of the Agreement or any other legal remedies.

Article 6 Fair commitment

Both parties agree that the scope and nature agreed in Article 2, Article 3, Article 4 and Article 5 of this contract are fair and reasonable. The time, geographical area and scope agreed here are necessary to protect Party A and its affiliated enterprises to make full use of their goodwill to carry out operations.

Article 7 Dissolution and termination

7.1 The Agreement can be cancelled under the following circumstances, but Party B shall continue to faithfully implement the obligations that Party B should continue to perform in accordance with the provisions, nature and purpose of the Agreement:

(1) Both parties have reached a consensus;

(2) Other situations specified by the laws, administrative regulations or the Agreement.

7.2 The Agreement can be terminated under the following circumstances, but Party B shall continue to faithfully implement the obligations that Party B should continue to perform in accordance with the provisions, nature and purpose of the Agreement:

(1) The non-existent situation occurs in the subject of the Agreement;

(2) Other situations specified by the laws, administrative regulations or the Agreement.

Article 8 Application of laws and resolution of disputes

8.1 The Agreement shall be governed by and be construed in accordance with the laws of the People’s Republic of China.

8.2 Both parties shall attempt to resolve any disputes arising from and in connection with the Agreement through friendly negotiations. If such negotiations have no results, such disputes shall be submitted to the Beijing Arbitration Commission for settlement according to its rules and procedures. During the arbitration process, both parties shall perform the rest of the agreement except for disputes as much as possible.

Article 9 Modification and transfer

9.1 The Agreement comes into effect after the date of signature and seal by both parties. The Agreement shall not be modified, supplemented or changed without the written consent of both parties.

9.2 Party B shall not transfer any obligations or rights of the Agreement or arising from the Agreement.

Article 10 Abandonment

That either party to the Agreement has not exercised or delayed the exercise of any rights, powers and privileges under the Agreement or any other agreements or contracts related to the Agreement shall not be deemed to abandon those rights, powers and privileges; Any independent or partial exercising of any rights, powers or privileges shall not hamper the party exercising these rights, powers or privilege in the future.

Article 11 Validity of the Agreement

11.1 Both parties acknowledge that they have carefully reviewed the contents of the Agreement and fully understood the legal implications of the terms hereof.

11.2 Both parties agree to perform the Agreement to the maximum extent permitted by law. The invalidity, illegality or unenforceability of any part of the Agreement will not affect or weaken the validity, legality and enforceability of the rest of the Agreement.

11.3 The Agreement and all its annexes constitute all the complete agreements reached by both parties on the matters agreed in the Agreement, and replace all oral or written negotiations, statements or agreements reached by both parties on the matters agreed in the Agreement before the signing of the Agreement.

11.4 The Agreement takes effect as soon as it is signed by both parties, and continues to be effective after the Labor Contract is terminated or cancelled until the obligation to non-competition obligations are terminated.

Article 12 Text of the Agreement

The Agreement is in duplicate, with each party holding one copy, having the same effect.

[No text below]

Party A (Seal):	Party B:	/s/ Pei Lu

Legal Representative:

Or Entrusted Agent (Seal):	Date of Signing: June 25, 2015

Salary Confidentiality Agreement

The principle of salary confidentiality:

1 The salary information of the company’s employees belongs to the company’s business secrets.

2 If Party B has doubts about its salary, it shall consult with the relevant person in charge of the Human Resources Department.

3 Party A establishes the salary authority according to the management authority, and only the management personnel of department directors and above shall have the authority to know the salary situation of its employees.

4 Party B promises to abide by the provisions of the Agreement and the other salary confidentiality principles of Party A; Party B shall not obtain the salary information of others by any means; it is not allowed to disclose or discuss the salary information of oneself and others beyond the authority.

5 If there is any violation of the provisions of the Agreement or the other salary confidentiality principles of Party A, once found, the company will give corresponding punishment according to the seriousness of the violation:

●	Punishment for salary reduction: Applicable when Party B violates the Agreement, or inquires or discloses the salary information of the department or others for the first time. Employee whose salary is reduced due to violations of the Agreement and other salary confidentiality principles of Party A will be disqualified from company-level rewards such as salary adjustments, grade adjustments, and additional option bonuses within one year.

●	Punishment for terminating the Labor Contract and reserving the right to pursue further responsibility: causes economic losses to the company for the second time.

6 Employee whose salary is reduced due to violations salary confidentiality principles of Party A will be disqualified from company-level rewards such as salary adjustments, grade adjustments, and additional option bonuses within one year.

This agreement is effective from the date of signature

Party A:	Beijing Sixiang Shiguang Technology Co., Ltd.	Party B:	/s/ Pei Lu

The Human Resources Department(seal)		Resident ID: [NUMBER]

January 10, 2012